EXHIBIT 99.1



                      STATEMENT OF CHIEF EXECUTIVE OFFICER
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael R. Stewart, the President and Chief Executive Officer of Surgical Laser Technologies, Inc., hereby certifies that:


     1. The Company's Form 10-Q Quarterly Report for the period ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13
          (a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated:  August 13, 2002                   /s/ Michael R. Stewart
                                          ----------------------
                                          Michael R. Stewart, President and CEO

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